Exhibit 99.1

Doug Sherk Investor Relations, EVC Group +1 (415) 652-9100 dsherk@evcgroup.com	Beth Kaplan Public Relations Director, Accuray +1 (408) 789-4426 bkaplan@accuray.com

Accuray Grows Second Quarter Gross Orders 17%; Backlog Up 16% YoY

SUNNYVALE, Calif., January 31, 2017 — Accuray Incorporated (NASDAQ: ARAY) announced today financial results for the second fiscal quarter and six months ended December 31, 2016.

Fiscal Second Quarter Highlights

•                  Ending backlog increased 16 percent year-over-year to $426.2 million; gross orders were $78.5 million with net orders of $54.1 million

•                  Strong mix of CyberKnife® System orders; greater than 70% equipped with the InCise™ Multileaf Collimator (“MLC”)

•                  Three-unit multi-system Radixact™ System order for Hong Kong Sanatorium and Hospital

•                  Multiple sites in the US and Europe now equipped and treating patients with the Radixact System

“Our 17% year-over-year gross order growth during the second quarter was led by increased demand for our CyberKnife system, especially from replacement orders to existing customers,” said Joshua H. Levine, president and chief executive officer.  “In addition, gross orders were favorably impacted by solid demand for our new Radixact System, which will be fully launched by the end of the third fiscal quarter.  We performed above expectations in regards to gross order performance in the first half of the year and are seeing several indicators that lead us to believe our strong backlog growth will continue through the end of fiscal 2017 and into fiscal 2018.”

Financial Highlights

Gross product orders totaled $78.5 million for the 2017 fiscal second quarter compared to $67.1 million for the prior fiscal year period.  Ending product backlog was $426.2 million, approximately 16 percent higher than backlog at the end of the prior fiscal year second quarter.

Total revenue was $87.5 million compared to $108.9 million in the prior fiscal year second quarter. Service revenue totaled $52.1 million compared to $53.1 million, while product revenue totaled $35.4 million compared to $55.8 million in the prior fiscal year second quarter.  The decrease in revenue was primarily due to lower sales unit volume as well as product and channel mix.

Total gross profit for the 2017 fiscal second quarter was $31.4 million or 36 percent of sales, comprised of product gross margin of 35 percent and service gross margin of 36 percent.  This compares to total gross profit of $42.6 million or 39 percent of sales, comprised of product gross margin of 41 percent and service gross margin of 37 percent for the prior fiscal year second quarter.

Operating expenses were $36.2 million, a decrease of 15 percent compared with $42.7 million in the prior fiscal second quarter.  The decrease was primarily because of lower legal fees, tradeshow expenses and research and development expenses.

Net loss was $9.4 million, or $0.11 per share, for the second quarter of fiscal 2017, compared to a net loss of $6.0 million, or $0.08 per share, for the second quarter of fiscal 2016.

Adjusted EBITDA for the second quarter of fiscal 2017 was $1.8 million, compared to $6.8 million in the prior fiscal year second quarter.

Cash, cash equivalents and investments were $108.4 million as of December 31, 2016, a decrease of $16.0 million from September 30, 2016, of which $5.0 million was due to secured debt principal pay down.

Six Month Highlights

For the six months ended December 31, 2016, gross product orders totaled $128.8 million compared to $132.0 million for the same prior year period.

Total revenue for the six months ended December 31, 2016, was $174.0 million compared to $198.5 million in the prior fiscal year period. Service revenue totaled $103.0 million which was flat from the prior fiscal year period, while product revenue totaled $71.0 million compared to $95.8 million in the prior year period.  The decrease in revenue is the result of modestly extended revenue conversion times mainly resulting from a higher percentage of order growth in our distributor channels, which results in less direct control over the timing of revenue.

Total gross profit for the six months ended December 31, 2016, was $62.7 million or 36 percent of sales, comprised of product gross margin of 35 percent and service gross margin of 37 percent.  This compares to total gross profit of $76.5 million or 39 percent of sales, comprised of product gross margin of 42 percent and service gross margin of 35 percent for the same prior fiscal year period.  The decrease in gross margin stemmed from lower sales unit volume as well as product and channel mix.

Operating expenses were $74.1 million, a decrease of 12 percent compared with $83.8 million in the prior fiscal year period.  The decrease was primarily because of lower legal fees and research and development expenses.

Net loss was $19.3 million, or $0.24 per share, for the six months ended December 31, 2016, compared to a net loss of $19.1 million, or $0.24 per share, for the prior year fiscal period.

Adjusted EBITDA for the six months ended December 31, 2016 was $2.9 million, compared to $5.7 million in the prior fiscal year period.

Cash, cash equivalents and investments were $108.4 million as of December 31, 2016, a decrease of $58.6 million from June 30, 2016 as the result of using $36.6 million to fully repay the Company’s 3.75 percent convertible debt in August 2016 and $5.0 million of additional secured debt principal pay down in the current quarter.

2017 Financial Guidance

The Company is today reaffirming guidance originally provided on August 17, 2016 for fiscal year 2017 for all metrics except operating expenses, as follows:

•                  Revenue: $410.0 million to $420.0 million representing growth of approximately 3 percent to 5 percent year-over-year

•                  Operating Expenses down approximately 3 to 4 percent over prior year (August 17, 2016 guidance for this metric was “Approximately $164.0 million or flat with the prior year”)

•                  Adjusted EBITDA: $32.0 million to $38.0 million representing growth of approximately 30 percent to 55 percent year-over-year

•                  Gross Orders growth of approximately 5 percent

“During the second half of fiscal 2017, there are two major variables that could affect our revenue including China’s timing of Class A radiotherapy licenses and the impact of a higher mix of distributor orders which could continue to result in timing uncertainty,” continued Mr. Levine.  “We are proactively communicating with our independent distributor partners to understand how to provide additional support around site planning and installation activities to improve the visibility into the timing of revenue conversion.”

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss its fiscal second quarter results and recent corporate developments.  Conference call dial-in information is as follows:

•                  U.S. callers: (855) 867-4103

•                  International callers: (262) 912-4764

•                  Conference ID Number (U.S. and international): 52778138

Individuals interested in listening to the live conference call via the Internet may do so by logging on to Accuray’s website, www.accuray.com.  In addition, a dial-up replay of the conference call will be available beginning January 31, 2017 at 5:00 p.m. PT/8:00 p.m. ET and ending February 7, 2017.  The replay telephone number is (855) 859-2056 (USA) or (404) 537-3406 (International), Conference ID: 52778138.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”).  Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results.  A reconciliation of GAAP net loss (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedule below.

Accuray presents certain measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation.  Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, management uses these measures on a constant currency basis to evaluate period-over-period operating performance.  Measures presented on a constant currency basis are calculated by translating current period results at prior period monthly average exchange rates.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives.  The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to the company’s future results of operations, including management’s expectations regarding orders, backlog, operating expenses, revenues and adjusted EBITDA, ability to meet financial targets, ability to influence revenue conversion, and Accuray’s leadership position in radiation oncology innovation and technologies.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the timing of the China Class A license announcement, the success of the adoption of our CyberKnife, TomoTherapy and Radixact Systems; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K, which was filed on August 24, 2016, the company’s report on Form 10-Q, which was filed on November 1, 2016 and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events.  The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

Gross Orders	$78,454	$67,078	$128,789	$132,006
Net Orders	54,069	42,679	91,256	87,478
Order Backlog	426,158	366,668	426,158	366,668

Net revenue:
Products	$35,398	$55,759	$70,997	$95,754
Services	52,104	53,153	103,011	102,789
Total net revenue	87,502	108,912	174,008	198,543
Cost of revenue:
Cost of products	22,969	32,717	46,321	55,734
Cost of services	33,146	33,624	64,956	66,340
Total cost of revenue	56,115	66,341	111,277	122,074
Gross profit	31,387	42,571	62,731	76,469
Operating expenses:
Research and development	11,944	14,931	24,173	29,227
Selling and marketing	13,904	15,076	28,222	28,493
General and administrative	10,362	12,688	21,706	26,104
Total operating expenses	36,210	42,695	74,101	83,824
Loss from operations	(4,823)	(124)	(11,370)	(7,355)
Other expense, net	(4,120)	(5,070)	(8,125)	(10,161)
Loss before provision for income taxes	(8,943)	(5,194)	(19,495)	(17,516)
(Benefit from) provision for income taxes	426	833	(200)	1,537
Net loss	$(9,369)	$(6,027)	$(19,295)	$(19,053)

Net loss per share - basic and diluted	$(0.11)	$(0.08)	$(0.24)	$(0.24)

Weighted average common shares used in computing loss per share:
Basic and diluted	82,328	80,346	81,952	80,053

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	June 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$69,472	$119,771
Investments	38,908	47,239
Restricted cash	470	891
Accounts receivable, net	71,673	56,810
Inventories	116,902	115,987
Prepaid expenses and other current assets	14,516	16,098
Deferred cost of revenue	4,782	4,884
Total current assets	316,723	361,680
Property and equipment, net	24,967	27,878
Goodwill	57,712	57,848
Intangible assets, net	3,634	7,611
Deferred cost of revenue	610	1,996
Other assets	11,517	12,020
Total assets	$415,163	$469,033
Liabilities and equity
Current liabilities:
Accounts payable	$25,154	$15,229
Accrued compensation	18,623	18,725
Other accrued liabilities	16,788	22,184
Short-term debt	3,500	39,900
Customer advances	24,716	22,123
Deferred revenue	91,032	92,051
Total current liabilities	179,813	210,212
Long-term liabilities:
Long-term other liabilities	10,532	10,984
Deferred revenue	11,497	17,665
Long-term debt	166,668	170,512
Total liabilities	368,510	409,373
Commitment and contingencies
Equity:
Common stock	83	81
Additional paid-in capital	488,908	481,346
Accumulated other comprehensive loss	(2,236)	(960)
Accumulated deficit	(440,102)	(420,807)
Total equity	46,653	59,660
Total liabilities and equity	$415,163	$469,033

Accuray Incorporated

Reconciliation of GAAP Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
GAAP net loss	$(9,369)	$(6,027)	$(19,295)	$(19,053)
Amortization of intangibles (a)	1,989	1,988	3,977	3,976
Depreciation (b)	2,636	2,514	5,303	5,085
Stock-based compensation (c)	2,914	3,365	6,387	5,879
Interest expense, net (d)	3,172	4,138	6,764	8,294
(Benefit from) provision for income taxes	426	833	(200)	1,537
Adjusted EBITDA	$1,768	$6,811	$2,936	$5,718

(a) consists of amortization of intangibles - developed technology.

(b) consists of depreciation, primarily on property and equipment.

(c) consists of stock-based compensation in accordance with ASC 718.

(d) consists primarily of interest income from available-for-sale securities and interest expense associated with our convertible notes and term loan

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Loss to Projected Adjusted Earnings Before Interest, Taxes,

Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2017
	From	To
GAAP net loss	$(14,575)	$(8,575)
Amortization of intangibles (a)	7,950	7,950
Depreciation (b)	10,325	10,325
Stock-based compensation (c)	12,800	12,800
Interest expense, net (d)	13,500	13,500
Provision for income taxes	2,000	2,000
Adjusted EBITDA	$32,000	$38,000

(a) consists of amortization of intangibles - developed technology

(b) consists of depreciation, primarily on property and equipment

(c) consists of stock-based compensation in accordance with ASC 718

(d) consists primarily of interest income from available-for-sale securities and interest expense associated with our convertible notes and tem loan